EWBC Earnings Results First Quarter 2019 April 18, 2019

Forward-Looking Statements Forward-Looking Statements Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to our current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; success and timing of our business strategies; our ability to retain key officers and employees; impact on our funding costs, net interest income and net interest margin due to changes in key variable market interest rates, competition, regulatory requirements and our product mix; changes in our costs of operation, compliance and expansion; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; impact of adverse changes to our credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; changes in the United States (“U.S.”) economy, including inflation, deflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; impact of benchmark interest rate reform in the U.S. that resulted in the Secured Overnight Financing Rate selected as the preferred alternative reference rate to the London Interbank Offered Rate; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and the California Department of Business Oversight — Division of Financial Institutions; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices, cost of operations and executive compensation; heightened regulatory and governmental oversight and scrutiny of our business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from our interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in income tax laws and regulations and the impact of the Tax Cuts and Jobs Act of 2017; impact of other potential federal tax changes and spending cuts; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; changes in our ability to receive dividends from our subsidiaries; any future strategic acquisitions or divestitures; continuing consolidation in the financial services industry; changes in the equity and debt securities markets; fluctuations of our stock price; fluctuations in foreign currency exchange rates; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, a reduction in investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; changes in the economy of and monetary policy in the People’s Republic of China; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on our financial performance; and other factors set forth in our public reports including its Annual Report on Form 10-K for the year ended December 31, 2018, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. 2

Highlights of First Quarter 2019 Results $ in millions, except 1Q19 1Q19 per share data Current Quarter Q-o-Q Change Y-o-Y Change Net Adj.1 Net Earnings income income Net income $ 164.0 (5)% (12)% $164 million $169 million 1 Adj. net income $ 168.9 (2)% 2% 1Q19 1Q19 EPS $ 1.12 (5)% (12)% Diluted Adj.1 Diluted Adj.1 EPS $ 1.16 (2)% 2% EPS EPS NII $ 362.5 (2)% 11% $1.12 $1.16 NIM 3.79% 0 bps 6 bps Tangible equity1/share Balance Sheet $28.21 Loans $ 32,863 1% 11% Dividend increase Deposits $ 36,274 2% 11% $0.275/share, up by 20% TBVPS1 $ 28.21 4% 17% Record loans Credit Quality $32.9 billion NCO ratio 0.18% (2) bps 4 bps Record deposits NPAs $ 138.0 48% 5% $36.3 billion 1 See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s 1Q19 Earnings Press Release. 1Q19 adjusted for impairment related to certain tax credit investments. 3

1Q19 Record Loans of $32.9 billion 1Q19 EOP Loan Mix: $32.9 billion . ($ in billions) EOP loan growth of 1% Q-o-Q (+6% LQA). . Avg. loan growth of 3% Q-o-Q (+11% LQA). . Avg. growth in CRE: $352mm (+12% LQA). $8.3 25% $12.0 . Avg. growth in C&I: $291mm (+10% LQA). 37% . Avg. growth in Consumer: $237mm (+12% LQA). $12.6 . 1Q19 avg. loan yield of 5.30%, up by 8 bps Q-o-Q. 38% . Ex. ASC 310-30 discount accretion income, 1Q19 adj. avg. loan yield of 5.27%, up by 13 bps Q-o-Q. C&I CRE Consumer Average Loans Average Loan Yield 37% $32.4 5.22% 5.30% $31.5 $30.5 4.95% 5.02% $29.2 $29.6 4.69% +11% +13% +11% $ $ inbillions +6% 20 0 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18 2Q18 3Q18 4Q18 1Q19 Average loans LQA average loan growth Loan portfolio composition: CRE = CRE, MFR, construction and land. Consumer = SFR, HELOC, and other consumer. 4

1Q19 Record Deposits of $36.3 billion 1Q19 EOP Deposit Mix: $36.3 billion . ($ in billions) EOP deposit growth of 2% Q-o-Q (+10% LQA). . Loan to deposit ratio: 90.6%, vs. 91.4% as of 12.31.18. $9.9 $10.0 . Avg. deposit declined slightly: (0.2)% Q-o-Q (-1% LQA). 27% 28% . Seasonally high DDAs in 4Q18 flowed out in 1Q19. . Shift in customer balances from DDA to interest- $8.2 $8.2 bearing categories. 22% 23% . 1Q19 cost of deposits: 1.07%, up 17 bps Q-o-Q. DDA MMDA IB Checking & Savings Time Average Deposits Cost of Deposits 1.07% $35.0 $34.9 0.90% $33.2 0.78% $32.3 $32.4 -1% +21% 0.64% +11% 0.49% $ $ inbillions +1% 22 0 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18 2Q18 3Q18 4Q18 1Q19 Average deposits LQA average deposit growth 5

1Q19 Earnings Growth and Profitability Net Income and Diluted EPS Adjusted* Net Income and Diluted EPS $200 $187 $200 $172 $171 $173 $164 $172 $171 $173 $169 $1.28 $165 $1.18 $1.17 $1.18 $1.18 $1.18 $1.12 $1.13 $1.17 $1.16 -2% $ in millions $ in $100 $100 +5% -1% +1% $ in millions $ in $ $ inmillions, except per share data $ inmillions, except per share data $— $— 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18* 2Q18 3Q18 4Q18 1Q19* Net income Diluted EPS Adj.* net income Adj.* diluted EPS Adj.* net income growth Profitability Ratios 1Q19 reported ROA: 1.63% . 1.84% 35% 5-quarter reported ROA range: 1.63% to 2.03%. 1.79% 1.76% 1.69% 1.68% . 30% 5-quarter adjusted ROA range: 1.68% to 1.84%. 25% 19.7% 19.5% 1Q19 reported ROE: 14.7% 18.5% 18.0% 17.0% 20% . 5-quarter reported ROE range: 14.7% to 19.3%. 15% . 17.0% 17.0% 5-quarter adjusted ROE range: 15.1% to 17.0%. 16.2% 15.8% 15.1% 10% . 5-quarter reported tangible ROE range: 16.5% to 22.3%. 0.00% 5% . 5-quarter adjusted tangible ROE range: 17.0% to 19.7%. 1Q18* 2Q18 3Q18 4Q18 1Q19* Return on assets Return on equity Return on tang. eq. * See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 1Q19 Earnings Press Release. 1Q19 adjusted for impairment related to certain tax credit investments and 1Q18 adjusted for the gain on sale of DCB. 6

1Q19 Summary Income Statement

$ in millions, except per share data	1Q19	4Q18	$ Change	% Change
Adjusted net interest income	$ 360.3	$ 363.6	$ (3.3)	(1) %
ASC 310-30 discount accretion income	2.2	5.8	(3.6)	(63) %
Net interest income	362.5	369.4	(7.0)	(2) %
Fee income & net gains on sales of loans*	39.1	38.8	0.3	1 %
Other**	3.0	2.9	0.1	6 %
Total noninterest income*	42.1	41.7	0.4	1 %
Adjusted noninterest expense	160.8	155.9	5.0	3 %
Amortization of tax credit and other investments, and core deposit intangibles	26.1	32.2	(6.1)	(19) %
Total noninterest expense	186.9	188.1	(1.2)	(1) %
Provision for credit losses	22.6	18.0	4.6	26 %
Income tax expense	31.1	32.0	(1.0)	(3) %
Net income	$ 164.0	$ 173.0	$ (9.0)	(5) %
Diluted EPS	$ 1.12	$ 1.18	$ (0.06)	(5) %

Notable & Tax-Related Items

- 1Q19 adj.** net income of $168.9mm and adj.** EPS of $1.16.

  Adjustment: impairment charge related to certain tax credit investments: $7.0mm pre-tax, $4.9mm after-tax. EPS impact of $0.04/sh in 1Q19.

  Impairment included in amortization of tax credit and other investments.
- 1Q19 effective tax rate was 16%, unchanged from 4Q18.
- 1Q19 tax expense included the impact of accounting for stock-based compensation, which reduced tax expense by $4.7mm in 1Q19, compared to a reduction of $4.8mm in 1Q18.
- For the full year 2019, we expect to continue to invest in tax credits and project an effective tax rate of approximately 15%***.

* See slide 9 for noninterest income detail by category.
** See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company's 1Q19 Earnings press release.
*** The tax rate outlook does not include any ASC 740-10 uncertain tax position liabilities that the Company may potentially record related to tax credit investments related to DC Solar, as disclosed in the Company's December 31, 2018 Form 10-K. The amount and timing of any future reserve remain uncertain at this time.

EAST WEST BANK
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1Q19 Net Interest Income & Net Interest Margin 1Q19 NII of $362.5mm decreased 2% Q-o-Q. Excluding Net Interest Income accretion, adj.* NII of $360.3mm decreased 1% Q-o-Q. $369 $380 $362 . 1Q19 ASC 310-30 discount accretion income of $2.2mm vs. $360 $342 $349 $5.8mm in 4Q18. $340 $327 -2% . Q-o-Q decrease in NII largely due to the day count in 1Q. $320 +6% +2% $300 +5% 1Q19 NIM of 3.79% was flat Q-o-Q. and adj.* NIM of 3.77% $280 increased 4 bps Q-o-Q (ex. accretion). Q-o-Q impact to NIM $ $ inmillions $260 from change in yields & rates: $240 . +11 bps from higher loan yields. $220 . + 3 bps from higher other earning asset yields. $200 . - 3 bps from lower ASC 310-30 discount accretion. 1Q18 2Q18 3Q18 4Q18 1Q19 . -11 bps from change in deposit costs. Net Interest Income NII growth Average Loan Yield and Cost of Deposits Net Interest Margin relative to Upper Range of Fed Funds Target Rate 6.00% 5.30% 5.02% 5.22% 4.95% 3.83% 3.79% 3.79% 5.00% 4.69% 3.73% 3.76% 4.00% 3.00% 2.50% 2.50% 2.00% 2.00% 2.25% 1.07% 1.75% 0.78% 0.90% 1.00% 0.49% 0.64% 0.00% $0 0.00% 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18 2Q18 3Q18 4Q18 1Q19 Average loan yield Cost of deposits Net Interest Margin Fed funds rate *See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 1Q19 Earnings Press Release. 8

1Q19 Noninterest Income Detail

Fee Income & Net Gains on Sales of Loans *



$ in millions
$35.8
1.6
5.6
3.0
1.2
10.4
14.0
$45.0
2.4
6.5
4.5
6.8
10.1
14.7
$39.9
1.1
4.0
3.5
6.1
9.8
15.4
$38.8
1.5
2.8
2.8
7.2
9.5
15.0
$39.1
0.9
4.9
3.8
5.0
9.6
14.8
2%
13%
10%
13%
25%
38%
1Q18
2Q18
3Q18
4Q18
1Q19
1Q19 Mix
Lending fees
Foreign exchange income
IRC revenue
Deposit account fees
Wealth management fees
Net gains on sales of loans

* Fee income excludes: mark-to-market ("MTM") related to interest rate contracts ("IRC") and other derivatives; net gains on sales of securities; gains on sale of business units, and other income.

Total noninterest income of $42.1mm in 1Q19 vs. $41.7mm in 4Q18.

- Lending fees consist of: loan, credit enhancement, and trade finance fees.
- Deposit account fees: formerly called Branch Fees.
- FX income consists of: customer transaction fees, MTM on FX trades, and remeasurement of foreign currency balance sheet items.
- Net gains on sales of loans predominantly from sale of SBA loans.
- Adoption of ASU 2016-02, Leases (Topic 842) in 1Q19 resulted in the recognition in retained earnings of cumulative deferred gains on prior sale-leaseback transactions. The recognized amount was $14.7mm. Previously, this was ratably recognized as noninterest income; in 4Q18, this income was $1.1mm.

Interest Rate Contracts and Other Derivative Income Detail

($ in millions)	1Q18	2Q18	3Q18	4Q18	1Q19
Revenue	$ 5.6	$ 6.5	$ 4.0	$ 2.8	$ 4.9
MTM	1.1	0.1	0.6	(1.7)	(1.7)
Total	$ 6.7	$ 6.6	$ 4.6	$ 1.1	$ 3.2

- Revenue – interest rate contracts and other derivatives transaction fees.
- MTM – related to interest rate contracts and other derivatives.

EAST WEST BANK

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1Q19 Efficiency and PTPP Profitability Noninterest Expense & Efficiency Ratio . 1Q19 total noninterest expense: $186.9mm. $161 . 1Q19 adj.* noninterest expense: $160.8mm. $160 $156 $158 $156 $150 . Main Q-o-Q increases: compensation and employee $140 benefits, including seasonally higher payroll taxes. 55.0% $ $ inmillions . Main Q-o-Q decreases: other operating expense. $120 40.6% 39.9% 39.9% 39.8% 37.9% $100 35.0% 1Q18 2Q18 3Q18 4Q18 1Q19 Adj.* noninterest expense Adj.* efficiency ratio PTPP Income & PTPP Profitability Ratio . 1Q19 adj.* efficiency ratio: 39.8%, compared to 37.9% in 4Q18 and 40.6% in 1Q18. $255 $234 $238 $244 5.00% . $240 $219 Pre-tax, pre-provision (PTPP) income: 1Q19 PTPP income of $243.7mm, down 5% Q-o-Q 4.00% $180 and up 11% Y-o-Y. . 2.50% 2.44% 2.50% 2.43% 3.00% PTPP profitability: 5-quarter adj. PTPP profitability $ $ inmillions $120 2.38% ratio range of 2.38% to 2.50%. $60 2.00% $0 1.00% 1Q18 2Q18 3Q18 4Q18 1Q19 Adj.* PTPP income Adj.* PTPP profitability ratio *See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 1Q19 Earnings Press Release. 10

Asset Quality Metrics Allowance for Loan Losses Provision Expense & Net Charge-off Ratio $35 $32.4 $32.9 $64.3 $29.0 1.00% $28 $25.5 2.50% $46.3 $21 $40 $27.5 $ $ inbillions $14 1.50% $22.6 0.50% 1.02% 0.99% 0.96% 0.97% $ inmillions 0.15% 0.13% 0.18% $7 0.08% $0 0.50% $0 0.00% 12.31.16 12.31.17 12.31.18 03.31.19 2016 2017 2018 YTD 2019* Gross loans HFI* ALLL / Gross loans HFI* Provision expense NCOs / Avg. loans HFI* Nonperforming Assets* . Allowance coverage of loans HFI: 0.97% as of $138 $130 03.31.19, compared to 0.96% as of 12.31.18. $115 . 1Q19 net charge-off ratio: 0.18% annualized, $93 compared to 0.20% annualized in 4Q18 and 0.14% annualized in 1Q18. . Nonperforming assets to total assets ratio: 0.33% $ $ inmillions 0.37% as of 03.31.19, compared to 0.23% as of 12.31.18 0.33% 0.31% and 0.35% as of 03.31.18. 0.23% $0 0.10% . Q-o-Q variance in nonperforming assets reflects 12.31.16 12.31.17 12.31.18 03.31.19 an increase in nonaccrual commercial loans. Nonperforming assets NPAs / Total assets * Nonperforming assets and net charge-offs exclude purchased credit impaired loans. HFI represents held-for-investment. YTD NCO ratio is annualized. 11

Strong Capital Ratios . Regulatory capital ratios increased by 18 bps to 33 bps year-to-date. . Common dividend increased by 20%, or 4.5 cents per share, in 2Q19. New quarterly common stock dividend of 27.5 cents per share or annualized $1.10/share, up from $0.23/share and $0.92/share, respectively. EWBC's Capital Position 0.155 $28.21 13.7% 13.8% $27.15 0.135 12.2% 12.4% 12.2% 12.4% 0.115 $25.00 10.5% 10.2% 9.7% 9.9% 9.9% 0.095 8.5% 7.0% 0.075 0.055 4.0% 0.035 $15.00 0.015 Tangible equity Tangible equity to CET1 risk-based Tier 1 risk-based Total risk-based Tier 1 leverage per share tangible assets ratio capital ratio capital ratio capital ratio capital ratio Basel III Fully Phased-in Minimum Regulatory Requirement EWBC 12.31.18 EWBC 03.31.19 Note: The Company’s March 31, 2019 regulatory capital ratios are preliminary. 12

Management Outlook: Full Year 2019

Earnings drivers	FY 2019 expectations compared to FY 2018 results	Outlook change from prior quarter	2019 YTD actual	FY 2018 actual
End of Period Loans	▪ Increase by approximately 10%.	Unchanged.	$32.9 billion +6% YTD annualized & +11% Y-o-Y	$32.4 billion +11% Y-o-Y
Adjusted Net Interest Income	▪ Increase at a percentage rate in the low double-digits (excl. the impact of ASC 310-30 discount accretion).	Unchanged.	$360 million +12% Y-o-Y	$1.4 billion +17% Y-o-Y
Adjusted NIM	▪ 3.75% to 3.80% (excl. the impact of ASC 310-30 discount accretion). ▪ ASC 310-30 discount accretion estimated to add 2 bps.	Unchanged.	3.77% (ex. accretion), +4 bps YTD 3.79% (w/ accretion), +0 bps YTD	3.72% (ex. accretion) +30 bps Y-o-Y 3.78% (w/ accretion) +30 bps Y-o-Y
Noninterest Expense	▪ Increase at a percentage rate in the mid-single-digits (excl. tax credit investment & core deposit intangible amortization).	Unchanged.	$161 million +7% Y-o-Y	$619 million +9% Y-o-Y
Provision for Credit Losses	▪ In the range of $80mm to $90mm.	Unchanged.	$23 million	$64 million
Tax Items	▪ Full year effective tax rate of approximately 15%, including the impact of tax credit investments.*	Unchanged.	Effective tax rate: 16%	Effective tax rate: 14%
Interest Rates	▪ No changes to the fed funds rate.	Unchanged.	No increases.	Fed funds increased +100 bps.

* The tax rate outlook does not include any ASC 740-10 uncertain tax position liabilities that the Company may potentially record related to tax credit investments related to DC Solar, as disclosed in the Company's December 31, 2018 Form 10-K. The amount and timing of any future reserve remain uncertain at this time.

EAST WEST BANK

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APPENDIX

Appendix: GAAP to Non-GAAP Reconciliation

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)
(unaudited)

During the first quarter of 2019, the Company recorded a pre-tax impairment charge related to certain tax credit investments of $7.0 million. During the first quarter of 2018, the Company sold its DCB branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that exclude the after-tax impacts of the impairment charge related to certain tax credit investments and the gain on the sale of the DCB branches (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended		
		March 31, 2019	December 31, 2018	March 31, 2018
Net income	(a)	$ 164,024	$ 173,018	$ 187,032
Add: Impairment charge related to certain tax credit investments[1]		6,978	—	—
Less: Gain on sale of business		—	—	(31,470)
Tax effect of adjustment [2]		(2,063)	—	9,303
Adjusted net income	(b)	$ 168,939	$ 173,018	$ 164,865
Diluted weighted average number of shares outstanding		145,921	146,133	145,939
Diluted EPS		$ 1.12	$ 1.18	$ 1.28
Diluted EPS impact of impairment charge related to certain tax credit investments, net of tax		0.04	—	—
Diluted EPS impact of gain on sale of business, net of tax		—	—	(0.15)
Adjusted diluted EPS		$ 1.16	$ 1.18	$ 1.13
Average total assets	(c)	$ 40,738,404	$ 40,525,188	$ 37,381,098
Average stockholders' equity	(d)	$ 4,537,301	$ 4,335,110	$ 3,922,926
Return on average assets [3]	(a)/(c)	1.63 %	1.69 %	2.03 %
Adjusted return on average assets [3]	(b)/(c)	1.68 %	1.69 %	1.79 %
Return on average equity [3]	(a)/(d)	14.66 %	15.83 %	19.34 %
Adjusted return on average equity [3]	(b)/(d)	15.10 %	15.83 %	17.04 %

(1) Included in Amortization of tax credit and other investments.
(2) Applied statutory rate of 29.56%.
(3) Annualized.

EAST WEST BANK

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Appendix: GAAP to Non-**GAAP Reconciliation (cont'd)**

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gain on the sale of the DCB branches that were sold in the first quarter of 2018 (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended		
		March 31, 2019	December 31, 2018	March 31, 2018
Net interest income before provision for credit losses	(a)	$ 362,461	$ 369,416	$ 326,693
Total noninterest income		42,131	41,695	74,444
Total revenue	(b)	$ 404,592	$ 411,111	$ 401,137
Noninterest income		42,131	41,695	74,444
Less: Gain on sale of business		—	—	(31,470)
Adjusted noninterest income	(c)	42,131	41,695	42,974
Adjusted revenue	(a)+(c) = (d)	$ 404,592	$ 411,111	$ 369,667
Total noninterest expense	(e)	$ 186,922	$ 188,097	$ 169,135
Less: Amortization of tax credit and other investments		(24,905)	(30,958)	(17,400)
Amortization of core deposit intangibles		(1,174)	(1,265)	(1,485)
Adjusted noninterest expense	(f)	$ 160,843	$ 155,874	$ 150,250
Efficiency ratio	(e)/(b)	46.20 %	45.75 %	42.16 %
Adjusted efficiency ratio	(f)/(d)	39.75 %	37.92 %	40.64 %
Adjusted pre-tax, pre-provision income	(d)-(f) = (g)	$ 243,749	$ 255,237	$ 219,417
Average total assets	(h)	$ 40,738,404	$ 40,525,188	$ 37,381,098
Adjusted pre-tax, pre-provision profitability ratio (1)	(g)/(h)	2.43 %	2.50 %	2.38 %
Adjusted noninterest expense (1)/average assets	(f)/(h)	1.60 %	1.53 %	1.63 %

(1) Annualized.

EASTWESTBANK

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Appendix: GAAP to Non-GAAP Reconciliation (cont’d) EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) Management believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods. Three Months Ended Yield on Average Loans March 31, 2019 December 31, 2018 March 31, 2018 Interest income on loans (a) $ 423,534 $ 414,517 $ 337,904 Less: ASC 310-30 discount accretion income (2,178) (5,810) (5,200) Adjusted interest income on loans (b) $ 421,356 $ 408,707 $ 332,704 Average loans (c) $ 32,414,785 $ 31,534,875 $ 29,211,906 Add: ASC 310-30 discount 21,639 23,833 34,059 Adjusted average loans (d) $ 32,436,424 $ 31,558,708 $ 29,245,965 Average loan yield (1) (a)/(c) 5.30% 5.22% 4.69 % Adjusted average loan yield (1) (b)/(d) 5.27% 5.14% 4.61 % Net Interest Margin Net interest income (e) $ 362,461 $ 369,416 $ 326,693 Less: ASC 310-30 discount accretion income (2,178) (5,810) (5,200) Adjusted net interest income (f) $ 360,283 $ 363,606 $ 321,493 Average interest-earning assets (g) $ 38,745,004 $ 38,688,647 $ 35,513,663 Add: ASC 310-30 discount 21,639 23,833 34,059 Adjusted average interest-earning assets (h) $ 38,766,643 $ 38,712,480 $ 35,547,722 Net interest margin (1) (e)/(g) 3.79% 3.79% 3.73 % Adjusted net interest margin (1) (f)/(h) 3.77% 3.73% 3.67% (1) Annualized. 17

Appendix: GAAP to Non-GAAP Reconciliation (cont’d) EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) The Company uses uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below fordiscussion. March 31, 2019 December 31, 2018 March 31, 2018 Stockholders’ equity (a) $ 4,591,930 $ 4,423,974 $ 3,978,755 Less: Goodwill (465,697) (465,547) (465,547) Other intangible assets (1) (21,109) (22,365) (26,196) Tangible equity (b) $ 4,105,124 $ 3,936,062 $ 3,487,012 Total assets (c) $ 42,091,433 $ 41,042,356 $ 37,671,938 Less: Goodwill (465,697) (465,547) (465,547) Other intangible assets (1) (21,109) (22,365) (26,196) Tangible assets (d) $ 41,604,627 $ 40,554,444 $ 37,180,195 Total stockholders’ equity to total assets ratio (a)/(c) 10.91% 10.78% 10.56 % Tangible equity to tangible assets ratio (b)/(d) 9.87% 9.71% 9.38% (1) Includes core deposit intangibles and mortgage servicing assets. 18

Appendix: GAAP to Non-GAAP Reconciliation (cont’d) EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effects of the amortization of core deposit intangibles and mortgage servicing assets and the after-tax impacts of the impairment charge related to certain tax credit investments and the gain on the sale of the DCB branches (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. Three Months Ended March 31, 2019 December 31, 2018 March 31, 2018 Net Income $ 164,024 $ 173,018 $ 187,032 Add: Amortization of core deposit intangibles 1,174 1,265 1,485 Amortization of mortgage servicing assets 324 448 473 Tax effect of adjustments (2) (443) (506) (579) Tangible net income (e) $ 165,079 $ 174,225 $ 188,411 Add: Impairment charge on the tax credit investments related to DC Solar (3) 6,978 — — Less: Gain on sale of business — — (31,470) Tax effect of adjustment (2) (2,063) — 9,303 Adjusted tangible net income (f) $ 169,994 $ 174,225 $ 166,244 Average stockholders’ equity $ 4,537,301 $ 4,335,110 $ 3,922,926 Less: Average goodwill (465,559) (465,547) (468,785) Average other intangible assets (1) (21,860) (23,130) (28,102) Average tangible equity (g) $ 4,049,882 $ 3,846,433 $ 3,426,039 Return on average tangible equity (4) (e)/(g) 16.53% 17.97% 22.30 % Adjusted return on average tangible equity (4) (f)/(g) 17.02% 17.97% 19.68% (1) Includes core deposit intangibles and mortgage servicing assets. (2) Applied statutory rate of 29.56%. (3) Included in Amortization of tax credit and other investments. (4) Annualized. 19